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                                                 AMERIKING, INC.
                                               CALCULATION OF EPS
                                                                                  Dec. 30, 1997 to           Dec. 31, 1996 to
                                                                                 ---------------------------------------------
                                                                                 September 28, 1998         September 29, 1997
                                                                                 ---------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                               1,766,000                   (367,000)
Earnings available to stockholders
Dividends
  Preferred Stock                                                                      (338,000)                  (338,000)
  Senior Preferred Stock                                                             (3,455,000)                (3,455,000)
Amortization of issuance costs                                                          (90,000)                   (90,000)
                                                                                    -----------                -----------
Income (loss) before extraordinary item available to common stockholders             (2,116,000)                (3,906,000)
Extraordinary item - loss from early extinguishment of debt (net of taxes)                    -                          -
                                                                                    -----------                -----------
Income (loss) available to common stockholders                                       (2,116,000)                (3,906,000)

Weighted average number of common shares                                                902,992                    899,220
Dilutive effect of options and warrants                                                       -                          -
                                                                                    -----------                -----------
Weighted average number of common shares outstanding - basic                            902,992                    899,220

Net income (loss) per common share before extraordinary item - basic                      (2.34)                     (4.39)
Extraordinary item -  basic                                                                   -                          -
                                                                                    -----------                -----------
Net income (loss) per common share - basic                                                (2.34)                     (4.34)

Net income (loss) per common share before extraordinary item - diluted                    (2.34)                     (4.34)
Extraordinary item - diluted                                                                  -                          -
                                                                                    -----------                -----------
Net income (loss) per common share - diluted                                              (2.34)                     (4.34)

Weighted average number of common shares basic:
  Original shares                                                                       863,290                    863,290
  Option shares                                                                           9,702                      5,980
  Warrant shares                                                                              -                          -
  Common stock units                                                                     30,000                     30,000
                                                                                    -----------                -----------
  Total                                                                                 902,992                    899,220

Weighted average number of common shares - diluted
  Original shares                                                                       863,290                    863,290
  Option shares                                                                           9,702                      5,980
  Warrant shares                                                                              -                          -
  Common stock units                                                                     30,000                     30,000
                                                                                    -----------                -----------
  Total                                                                                 902,992                    899,220
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